                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                  OrCAD, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

Notes:

                                  ORCAD, INC.

                            9300 S.W. NIMBUS AVENUE
                              BEAVERTON, OR 97008
                                (503) 671-9500

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 22, 1998

                               ----------------

To the Stockholders of OrCAD, Inc.:

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of OrCAD, Inc. (the "Company") will be held on Friday, May 22, 1998, at 1:30 p.m., local time, at the Crowne Plaza, 14811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035 for the following purposes:

  1. ELECTION OF DIRECTORS. To elect six directors;

  2. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

  3. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on March 25, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,

                                          /s/ Michael F. Bosworth

                                          Michael F. Bosworth
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Beaverton, Oregon
April 7, 1998

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  ORCAD, INC.

                            9300 S.W. NIMBUS AVENUE
                              BEAVERTON, OR 97008
                                (503) 671-9500

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 22, 1998

                               ----------------

                                 INTRODUCTION

GENERAL

  This Proxy Statement is being furnished to the stockholders of OrCAD, Inc., a Delaware corporation ("OrCAD" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of OrCAD common stock, par value $.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Stockholders to be held at 1:30 p.m. on May 22, 1998, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to elect six members of the Board of Directors, ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998, and transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to stockholders of OrCAD on or about April 7, 1998.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  The Board of Directors has fixed the close of business on March 25, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 2,481 beneficial holders of the 9,265,002 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE SIX NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  A stockholder may revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, OrCAD, Inc., 9300 S.W. Nimbus Avenue, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation provides that, if the number of directors is fixed at six or more, the Board of Directors is to be divided into three classes, with the number of directors in each class to be as nearly equal as possible. Prior to February 23, 1998, the size of the Board of Directors was fixed at five members and each director was elected each year for a one-year term. On February 23, 1998, in connection with the merger of MicroSim Corporation with and into OCA Merger Corpoation, a wholly-owned subsidiary of the Company (the "Merger"), the size of the Board of Directors was increased to six members. Accordingly, at the Annual Meeting, six directors will be elected in three classes, with two directors elected to serve for a one-year term, two directors elected to serve for a two-year term and two directors elected to serve for a three-year term. Upon the expiration of each of these initial terms, each class of directors will be elected for a term of three years.

  Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

  INFORMATION AS TO NOMINEES. The following table sets forth the names of the Board of Directors' nominees for election as a director, with the terms indicated. Also set forth is certain other information with respect to each such person's age at March 25, 1998, principal occupation or employment during the past five years, the periods during which he has served as a director of OrCAD and positions currently held with OrCAD.

                                                 EXPIRATION
                                      EXPIRATION  OF TERM
                             DIRECTOR OF CURRENT FOR WHICH
                         AGE  SINCE      TERM    NOMINATED    POSITIONS HELD WITH ORCAD
                         --- -------- ---------- ----------   -------------------------
Nominees:
Richard P. Magnuson.....  42   1991      1998       1999    Director
James B. Moon...........  52   1995      1998       1999    Director
Wolfram H. Blume........  45   1998      1998       2000    Director
John C. Savage..........  50   1991      1998       2000    Director
Michael F. Bosworth.....  50   1991      1998       2001    President, Chief Executive
                                                             Officer and Chairman of the
                                                             Board
Stephen W. Director.....  54   1991      1998       2001    Director

  Richard P. Magnuson. Mr. Magnuson has served as a member of the Board of Directors of the Company since September 1991. Since 1997, Mr. Magnuson has been a private venture capitalist. He served as General Partner of Menlo Ventures, a private venture capital firm, from 1982 to 1996. Mr. Magnuson serves as a director of two other public companies: Rogue Wave Software, Inc. and California Water Service Company. He also serves as a director of several privately-held companies.

  James B. Moon. Mr. Moon has served as a member of the Board of Directors of the Company since December 1995. Mr. Moon served as the President and the Chief Executive Officer of Protocol Systems, Inc. from 1987 through February 1998. Since February 1998, Mr. Moon has served as the President and Chief Technology Officer of Protocol Systems, Inc. Mr. Moon also serves as a director of Protocol Systems, Inc.

  Wolfram H. Blume. Mr. Blume was elected to the Board of Directors of the Company in February 1998, following the Merger in January 1998. Since January 1998, he has served as Chief Technical Advisor to the Company. Mr. Blume served as Chairman of the Board, President, and Chief Executive Officer of MicroSim from July 1984 until January 1998. Prior to founding MicroSim in 1984, Mr. Blume spent six years as a member of the technical staff in the Advanced Development Group of Silicon Systems, Inc.

  John C. Savage. Mr. Savage has served as a member of the Board of Directors of the Company since September 1991. Since June 1990, Mr. Savage has been Managing General Partner of Glenwood Capital Partners, L.P., and since 1995 has been a Principal of Redwood Partners, LLC; both are affiliated venture capital and investment banking firms. Mr. Savage also serves as a director of FileNet Corporation and Mattson Technology, Inc.

  Michael F. Bosworth. Mr. Bosworth was named Chairman of the Board of Directors in February 1997 and has served as President, Chief Executive Officer and a member of the Board of Directors of the Company since October 1991. From April 1986 through September 1991, he served as President and Chief Executive Officer of Context Corporation, initially a subsidiary of Mentor Graphics Corporation and later a division of Mentor Graphics Corporation.

  Stephen W. Director. Dr. Director has served as a member of the Board of Directors of the Company since January 1991. Dr. Director has served as the Dean of Engineering at the University of Michigan since July 1996. Dr. Director served as the Dean of the College of Engineering and U.A., and Helen Whitaker University Professor of Electrical and Computer Engineering at Carnegie Mellon University from July 1991 through June 1996. In 1982 he founded the SRC-CMU Research Center for Computer-Aided Design and served as its Director from 1982 to 1989. Dr. Director also serves on the Technical Advisory Boards of a number of EDA companies.

  Board of Directors Committees and Nominations by Stockholders. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit stockholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice of nomination must also set forth certain information specified in Article II, Section 2.10 of the Company's bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder.

  The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1997, conducted one meeting. The members of the Audit Committee currently are Messrs. Savage and Magnuson. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a standing Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31, 1997, the Compensation Committee held six meetings. The members of the Compensation Committee currently are Messrs. Savage and Magnuson.

  During 1997, the Company's Board of Directors held six meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  Director Compensation. The nonemployee members of the Company's Board of Directors were compensated for their service on the Board in 1997 with a cash stipend of $5,000, and were reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Beginning in 1998, each nonemployee director will also receive an additional $1,000 for each Board meeting and $500 for each Board Committee Meeting attended. In addition, under the Company's 1995 Stock Option Plan for Nonemployee Directors, each person who becomes a nonemployee director automatically receives an initial option to purchase 20,000 shares of the Company's Common Stock at the time such person is first elected to the Board of Directors. Each nonemployee director automatically receives additional grants of options to purchase 5,000 shares after each annual meeting of stockholders, provided the nonemployee director continues to serve in that capacity. Options vest and become exercisable on the date of grant.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the executive officers of the Company.

         NAME               AGE                     POSITION
         ----               ---                     --------
Gregory D. Applegate....... 37  Vice President of World Wide Sales
Michael F. Bosworth........ 50  President, Chief Executive Officer and Chairman
                                 of the Board
P. David Bundy............. 43  Vice President of Finance, Secretary and Chief
                                 Financial Officer
Stuart A. Harrington....... 37  Vice President
Philip J. Kilcoin.......... 41  Vice President of Product Operations
James M. Plymale........... 31  Vice President of Marketing
Graham K. Sheldon.......... 34  Vice President of Operations
Donald G. Tannenbaum....... 49  Vice President of Integration and Development
Michael U. Wimbrow......... 45  Vice President of Product Development

  Information concerning the principal occupation of Mr. Bosworth is set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  Gregory D. Applegate. Mr. Applegate has served as the Company's Vice President of World Wide Sales since November 1996. Prior to that, he was the Company's Director of Sales. Mr. Applegate joined the Company in October 1993. Prior to joining the Company he spent four years as a Senior Sales Representative with INTERSOLV, Inc.

  P. David Bundy. Mr. Bundy has served as the Company's Vice President of Finance, Secretary and Chief Financial Officer since November 1991. Mr. Bundy served as Controller upon joining the Company in October 1989. Mr. Bundy also earlier served as Controller of Cadic, Inc., and in various financial capacities with Burroughs Corporation.

  Stuart A. Harrington. Mr. Harrington has served as Vice President of the Company since December 1995, and has served as President of OrCAD Japan K.K. since December 1995. Mr. Harrington was a founder of Intelligent Systems, Japan and served as its President from 1990 through November 1995.

  Philip J. Kilcoin. Mr. Kilcoin has served as the Company's Vice President of Product Operations since February 1998. From June 1997 through February 1998, he served as the Company's Director of Product Marketing. Prior to joining the Company, Mr. Kilcoin served as a Group Manager at Mentor Graphics Corporation from 1994 through June 1997, and as a Product Marketing Manager at Mentor Graphics Corporation from 1991 through 1994.

  James M. Plymale. Mr. Plymale has served as the Company's Vice President of Marketing since October 1995. From June 1993 through October 1995, he served as the Company's Director of Product Marketing, and from March 1992 through June 1993, he served as the Company's Product Marketing Manager. From 1990 to March 1992, Mr. Plymale served in various capacities at Phase III Logic.

  Graham K. Sheldon. Mr. Sheldon has served as the Company's Vice President of Operations since February 1998. Prior to that, he was the Company's Director of Operations from October 1991 through February 1998, and from October 1989 through October 1991, he served as the Company's Manager of MIS and Operations.

  Donald G. Tannenbaum. Mr. Tannenbaum has served as the Company's Vice President of Integration and Development since September 1997. Prior to joining the Company, he served as senior consultant and one of three Principals of LionHeart Consulting, Inc. from 1987 to 1997. In this capacity, Mr. Tannenbaum specialized in partnering and assisting emerging businesses to develop through transitions and growth.

  Michael U. Wimbrow. Mr. Wimbrow has served as Vice President of Product Development of the Company since the Merger in January 1998. Prior to joining the Company, Mr. Wimbrow served on MicroSim's Board of Directors from April 1993 through January 1998, and served as MicroSim's Vice President of Planning and Product Support from June 1994 through January 1998. From 1987 to 1994, Mr. Wimbrow served as a software developer with MicroSim.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1995, 1996 and 1997.

                                                   LONG-TERM
                                                  COMPENSATION
                                                  ------------
                                                   SECURITIES
                          ANNUAL COMPENSATION      UNDERLYING
                         ---------------------       STOCK
NAME AND PRINCIPAL                                  OPTIONS     ALL OTHER
POSITION                 YEAR  SALARY   BONUS       GRANTED    COMPENSATION
------------------       ---- -------- -------    ------------ ------------
Michael F. Bosworth..... 1997 $154,848 $63,173       25,000      $ 4,750(1)
 President, Chief Execu- 1996  149,972  46,667          --         5,806(1)
  tive Officer and       1995  139,130  22,639       62,854        1,408(1)
  Chairman of the Board

Gregory D. Applegate
 (2).................... 1997   73,821  64,535(3)    15,000        4,212(1)
 Vice President of World 1996   67,054  82,974(3)       --         3,126(1)
 Wide Sales              1995   59,583  36,323(3)    11,428        1,025(1)

Gerald A. Fahrenkopf
 (4).................... 1997  117,149  17,847       15,000        4,328(1)
 Vice President of Re-   1996  114,972  21,593          --         4,086(1)
  search and Development 1995  114,540  13,584        8,571        1,119(1)

Stuart A. Harrington
 (5).................... 1997  177,968     --           --        27,695(6)
 Vice President          1996  195,430     --           --        21,721(6)
                         1995   16,286     --           --           --

James M. Plymale........ 1997  112,108  24,084       15,000        4,068(1)
Vice President of Mar-
 keting                  1996  104,972  17,065          --         3,356(1)
                         1995   94,580   9,056       14,285          801(1)

--------
(1) Represents matching contribution to 401(k) Plan on behalf of named executive officer.

(2) Mr. Applegate became Vice President of World Wide Sales of the Company in November 1996.

(3) Bonus amount for Mr. Applegate includes sales-based commissions of $42,815, $39,644 and $35,621 in 1997, 1996 and 1995, respectively.

(4) Mr. Fahrenkopf's employment with the Company terminated on December 31,
    1997.

(5) Mr. Harrington became a Vice President of the Company in December 1995.

(6) Represents rent allowance paid on behalf of named executive officer.

STOCK OPTIONS

  The following table sets forth information concerning options granted to the named executive officers during the year ended December 31, 1997 under the Company's 1995 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL
                                                                   REALIZABLE VALUE
                                                                   AT ASSUMED ANNUAL
                                    PERCENT OF                      RATES OF STOCK
                         NUMBER OF    TOTAL                              PRICE
                         SECURITIES  OPTIONS   EXERCISE            APPRECIATION FOR
                         UNDERLYING GRANTED TO  PRICE               OPTION TERM (2)
                           OPTIONS  EMPLOYEES    PER    EXPIRATION -----------------
       NAME              GRANTED(1)  IN 1997    SHARE      DATE       5%       10%
       ----              ---------- ---------- -------- ---------- -------- --------
Michael F. Bosworth.....   25,000      4.8%     $7.38    2/03/07   $116,031 $294,045
Gregory D. Applegate....   15,000      2.9       7.38    2/03/07     69,619  176,427
Gerald A. Fahrenkopf....   15,000      2.9       7.38    2/03/07     69,619  176,427
Stuart A. Harrington....      --       --         --         --         --       --
James M. Plymale........   15,000      2.9      $7.38    2/03/07     69,619  176,427

--------
(1) Options granted in 1997 vest ratably over four years.
(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDINGS

  The following table provides information, with respect to the named executive officers, concerning the exercise of stock options during the year ended December 31, 1997, and unexercised options held as of December 31, 1997.

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED         IN-THE-MONEY
                          SHARES                     OPTIONS AT                OPTIONS AT
                         ACQUIRED                 DECEMBER 31, 1997       DECEMBER 31, 1997(2)
                            ON       VALUE    ------------------------- -------------------------
       NAME              EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
       ----              -------- ----------- ----------- ------------- ----------- -------------
Michael F. Bosworth.....     --         --      98,229       65,333      $633,439     $281,802
Gregory D. Applegate....     --         --      11,690       19,109        50,674       50,647
Gerald A. Fahrenkopf....  34,511   $250,331      1,018          --          4,731          --
Stuart A. Harrington....     --         --         --           --            --           --
James M. Plymale........   2,500     22,875     15,340       23,016        74,544       77,326

--------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2) Represents the total gain which would be realized if all in-the-money options held at December 31, 1997 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $8.23 per share at December 31, 1997. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than ten percent (10%) of a registered class of the

Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1997.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  The following is a description of certain transactions and relationships entered into or existing since January 1, 1997 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

  Redwood Partners, LLC acted as the Company's financial advisor with respect to the Merger and the Agreement and Plan of Merger dated as of October 13, 1997, by and among OrCAD, Inc., OCA Merger Corporation and MicroSim Corporation, and provided the Company with a written opinion to the effect that the terms of the acquisition are fair to the stockholders of the Company from a financial point of view. Pursuant to an engagement letter with the Company, Redwood Partners, LLC received a fee of $200,000 for its opinion and certain services rendered in conjunction with the acquisition. The Company also reimbursed Redwood Partners, LLC for its out-of-pocket expenses, including reasonable fees and disbursements of counsel. The Company also agreed to indemnify Redwood Partners, LLC and its affiliates, directors, officers, partners, agents, and employees, and each person, if any, controlling Redwood Partners, LLC or any of its affiliates against certain liabilities, including certain liabilities under the federal securities laws, relating to or arising out of its engagement. John C. Savage, a Principal of Redwood Partners, LLC, serves as a member of the Company's Board of Directors and has continued to so serve after consummation of the acquisition. As of March 25, 1998, Mr. Savage owned options to acquire 10,000 shares of the Company's Common Stock, and 23,524 shares of the Company's Common Stock. A predecessor of Redwood Partners, LLC was the largest stockholder of the Company until September 1996.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the ownership of the Common Stock as of March 25, 1998, with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers, and (v) all directors and executive officers as a group.

                                            SHARES OF COMMON
                                           STOCK BENEFICIALLY PERCENT OF COMMON
NAME AND BUSINESS ADDRESS                       OWNED(1)      STOCK OUTSTANDING
-------------------------                  ------------------ -----------------
Wolfram H. Blume..........................     1,806,723            19.5%
 c/o OrCAD, Inc.
 16275 Laguna Canyon Drive
 Irvine, CA 92618

Scudder Kemper Investments, Inc.(2).......       505,100             5.5
 345 Park Avenue
 New York, NY 10154

President and Fellows of Harvard
 College(3)...............................       459,200             5.0
 c/o Harvard Management Company, Inc.
 600 Atlantic Avenue
 Boston, MA 02210

Gregory D. Applegate......................        16,289               *
Michael F. Bosworth.......................       179,491             1.9
Stephen W. Director.......................        21,729               *
Gerald A. Fahrenkopf......................        17,751               *
Stuart A. Harrington......................       106,617             1.2
Richard P. Magnuson.......................        31,076               *
James B. Moon.............................        30,000               *
James M. Plymale..........................        19,320               *
John C. Savage............................        33,524               *
Executive Officers and Directors as a
 group (14 persons) ......................     2,364,099            24.7

--------
 *  less than one percent

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 25, 1998 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 25, 1998, is as follows: Dr. Director -- 21,729; Mr. Savage -- 10,000; Mr. Magnuson -- 20,516; Mr. Moon -- 30,000; Mr. Bosworth --
    114,331; Mr. Plymale -- 19,320; Mr. Harrington -- 0; Mr. Blume -- 20,000;
    and all directors and officers as a group-- 306,889. The table does not include shares subject to options that will be granted to Messrs. Blume, Director, Magnuson, Moon and Savage under the 1995 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.

(2) This information as to beneficial ownership is based on a Schedule 13G filed by Scudder Kemper Investments, Inc. with the Securities and Exchange Commission on February 12, 1998. The Schedule 13G states that, as of December 31, 1997, Scudder Kemper Investments, Inc. had sole voting power with respect to 296,200 shares of Common Stock, and sole dispositive power with respect to 505,100 shares of Common Stock.

(3) This information as to beneficial ownership is based on a Schedule 13G/A filed by the President and Fellows of Harvard College with the Securities and Exchange Commission on February 13, 1998. The Schedule 13G/A states that, as of December 31, 1997, the President and Fellows of Harvard College had sole voting and dispositive power with respect to 459,200 shares of Common Stock.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1998, subject to ratification of such appointment by the Company's stockholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1998. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

  A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1999 annual meeting of stockholders must be received by the Company not later than December 8, 1998, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission. In addition, the Company's Bylaws require that notice of stockholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, stockholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the stockholders at the 1998 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-KSB for the year ended December 31, 1997 with the Securities and Exchange Commission. Stockholders may obtain a copy of the Form 10-KSB (without exhibits) by writing to Secretary, OrCAD, Inc., 9300 S.W. Nimbus Avenue, Beaverton, Oregon 97008.

                                          By Order of the Board of Directors

                                          /s/ Michael F. Bosworth

                                          Michael F. Bosworth
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Beaverton, Oregon
April 7, 1998

                                  OrCAD, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of OrCAD, Inc., a Delaware corporation (the "Company"), hereby appoints Michael F. Bosworth and P. David Bundy, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:30 p.m. local time, on Friday, May 22, 1998 at the Crowne Plaza, 14811 Kruse Oaks Blvd., Lake Oswego, Oregon 97035, and any adjournments or postponements thereof upon the matters listed herein.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

                         (Continued, and to be signed and dated on reverse side)

                           . FOLD AND DETACH HERE .

                                                               Please mark
                                                               your votes    [X]
                                                              as indicated

1. Election of six members to the Company's Board of Directors.

                  [ ]                            [ ]
            FOR the nominees               WITHHOLD AUTHORITY
              listed below                 to vote for all
       (except as indicated below)         nominees listed below

   Richard P. Magnuson    (Term will expire in 1999)
   James B. Moon          (Term will expire in 1999)
   John C. Savage         (Term will expire in 2000)
   Wolfram H. Blume       (Term will expire in 2000)
   Michael F. Bosworth    (Term will expire in 2001)
   Stephen W. Director    (Term will expire in 2001)

   Instruction: To withhold authority to vote for any nominee write that nominee's name(s) in this space:

2. Ratification of appointment of auditors.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

                                  Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


                                  ----------------------------------------------
                                  Typed or Printed Name(s)


                                  ----------------------------------------------
                                  Authorized Signature


                                  ----------------------------------------------
                                  Title or Authority, if applicable


                                  ----------------------------------------------
                                  Date


PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.


                            . FOLD AND DETACH HERE.